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              JEFFERSON BANCSHARES, INC. ANNOUNCES EARNINGS FOR THE
                        QUARTER ENDED SEPTEMBER 30, 2008

Morristown, Tennessee -- (October 30, 2008) - Jefferson Bancshares, Inc. (NASDAQ: JFBI), the holding company for Jefferson Federal Bank, announced net income of $533,000, or $0.09 per diluted share, for the quarter ended September 30, 2008, compared to net income of $434,000, or $0.07 per diluted share, for the quarter ended September 30, 2007. The increase in net income was attributable to an increase in net interest income and a decrease in noninterest expense, partially offset by an increase in provision for loan losses.

Anderson L. Smith, President and Chief Executive Officer, commented, "We are pleased with our financial performance for the quarter and the solid start to our 2009 fiscal year, with a 22.8% increase in net income. The quarter was highlighted by the announcement of our agreement for State of Franklin Bancshares to merge with Jefferson Bancshares. We have received all regulatory and shareholder approvals and the transaction is expected to close on October 31, 2008. This is a significant opportunity for us to extend and grow our franchise. This transaction is an excellent strategic fit for our Company as the merged operations will have no overlap and will complement each other. We look forward to continuing to emphasize the personal service and community banking focus that State of Franklin Bancshares's customers expect and appreciate."

Net interest income increased $86,000, or 3.0%, to $3.0 million for the quarter ended September 30, 2008 from the corresponding period in 2007. The interest rate spread and net interest margin for the quarter ended September 30, 2008 were 3.35% and 3.94%, respectively, compared to 2.91% and 3.72%, respectively, for the same period in 2007. The increase in net interest income was attributable to a decrease in interest expense more than offsetting a decrease in interest income. Interest expense decreased $829,000, or 33.0%, to $1.7 million for the quarter ended September 30, 2008 primarily due to lower rates paid on interest-bearing liabilities resulting from decreases in short term interest rates. Interest income decreased $743,000, or 13.7%, to $4.7 million for the quarter ended September 30, 2008 primarily due to decreases in the prime lending rate.

Noninterest income decreased $18,000, or 4.4%, to $394,000 for the three months ended September 30, 2008 compared to the corresponding 2007 period. The decrease in noninterest income was primarily due to a $71,000, or 56.8%, decrease in mortgage origination fee income resulting from a lower volume of loan originations. There was no gain on sale of foreclosed assets for the quarter ended September 30, 2008 compared to a $46,000 gain on sale of foreclosed assets for the corresponding period in 2007. Service charges and fees increased $91,000, or 59.1%, to $245,000 for the quarter ended September 30, 2008 compared to the same period in 2007.

Noninterest expense decreased $230,000, or 9.0%, to $2.3 million for the three-month period ended September 30, 2008 compared to the corresponding period in 2007. Compensation and benefits expense decreased $126,000, or 8.7%, to $1.3 million for the three-month period ended September 30, 2008 due to a lower number of employees.

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Nonperforming assets totaled $1.2 million, or 0.36% of total assets at September
30, 2008, compared to $1.4 million, or 0.40% of total assets, at September 30, 2007. Net charge-offs for the quarter ended September 30, 2008 were $38,000, or 0.05% of average loans on an annualized basis, compared to $68,000, or 0.10% of average loans on an annualized basis, for the same period in 2007. The allowance for loan losses was $2.0 million, or 0.68%, of total gross loans, at September 30, 2008 compared to $2.0 million, or 0.71%, of total gross loans at September 30, 2007. A provision for loan losses of $160,000 was recorded for the three months ended September 30, 2008 compared to $68,000 for the comparable period in 2007. The provision for loan losses increased as a result of management's assessment of the allowance for loan losses, which includes factors such as general economic conditions, an evaluation of credit quality and growth in the loan portfolio.

Total assets at September 30, 2008 remained steady at $330.3 million compared to June 30, 2008. For the three months ended September 30, 2008, net loans receivable increased $4.1 million, or 1.4%, to $286.5 million, primarily due to increases in commercial loans. Total deposits decreased $5.7 million, or 2.5%, to $217.9 million at September 30, 2008 as a result of a $7.6 million decrease in transaction accounts, more than offsetting a $2.0 million increase in certificates of deposit. Federal Home Loan Bank advances increased $5.0 million to $38.0 million at September 30, 2008, compared to $33.0 million at June 30, 2008 due to an increase in short term borrowings to meet liquidity needs.

Total stockholders' equity amounted to $73.1 million at September 30, 2008 compared to $72.8 million at June 30, 2008. Book value per common share was $11.82 at September 30, 2008 compared to $11.72 at June 30, 2008. The Company declared a $0.06 per share dividend, totaling $372,000, to shareholders of record on September 30, 2008.

Jefferson Bancshares, Inc. is the holding company for Jefferson Federal Bank, a federally-chartered stock thrift institution headquartered in Morristown, Tennessee. Jefferson Federal is a community oriented financial institution offering traditional financial services with offices in Hamblen and Knox Counties, Tennessee. The Company's stock is listed on the NASDAQ Global Market under the symbol "JFBI." More information about Jefferson Bancshares and Jefferson Federal Bank can be found at its website: www.jeffersonfederal.com.
                                                    ------------------------

This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

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The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services and other factors that may be described in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

In addition, the following factors, among others, could cause the actual results of our pending acquisition of State of Franklin Bancshares, Inc., and the expected benefits of the transaction to the combined company and our shareholders, to differ materially from the expectations stated in this release: the ability of the Company to consummate the transaction; a materially adverse change in the financial condition or results of operations of State of Franklin Bancshares, Inc.; the ability of the Company to successfully integrate the assets, liabilities, customers, systems, and any personnel it may acquire into its operations pursuant to the transaction; and the Company's ability to realize the related revenue synergies and cost savings within the expected time frames. Furthermore, the timing and occurrence or non-occurrence of events may be subject to circumstances beyond the Company's control.

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

                                                                    JEFFERSON BANCSHARES, INC.

                                                                  AT                        AT
                                                          SEPTEMBER 30, 2008           JUNE 30, 2008
                                                       -----------------------     ---------------------
                                                                     (Dollars in thousands)
FINANCIAL CONDITION DATA:
Total assets                                                   $330,346                  $330,265
Loans receivable, net                                           286,547                   282,483
Cash and cash equivalents, and
    interest-bearing deposits                                    13,677                    17,616
Investment securities                                             3,458                     3,478
Deposits                                                        217,897                   223,552
Borrowings                                                       38,000                    33,000
Stockholders' equity                                            $73,096                   $72,777


                                                                THREE MONTHS ENDED SEPTEMBER. 30,
                                                                 2008                     2007
                                                    -------------------------   ----------------------
                                                       (Dollars in thousands, except per share data)

OPERATING DATA:
Interest income                                                  $4,668                   $ 5,411
Interest expense                                                  1,681                     2,510
Net interest income                                               2,987                     2,901
Provision for loan losses                                           160                        68
Net interest income after
   provision for loan losses                                      2,827                     2,833
Noninterest income                                                  394                       412
Noninterest expense                                               2,339                     2,569
Earnings before income taxes                                        882                       676
Total income taxes                                                  349                       242
Net earnings                                                       $533                       434


SHARE DATA:
Earnings per share, basic                                         $0.09                     $0.07
Earnings per share, diluted                                       $0.09                     $0.07
Dividends per share                                               $0.06                     $0.06
Book value per common share                                      $11.82                    $11.57
Weighted average shares:
    Basic                                                     5,638,175                 5,879,990
    Diluted                                                   5,638,175                 5,879,990


                                                               THREE MONTHS ENDED SEPTEMBER. 30,
                                                                 2008                     2007
                                                    -------------------------   ----------------------
                                                                  (Dollars in thousands)

ALLOWANCE FOR LOAN LOSSES:
Allowance at beginning of period                                 $1,836                   $ 1,955
Provision for loan losses                                           160                        68
Recoveries                                                           11                        10
Charge-offs                                                         (49)                      (78)
                                                        ---------------         -----------------
Net Charge-offs                                                     (38)                      (68)
                                                        ---------------         -----------------
Allowance at end of period                                       $1,958                   $ 1,955
                                                        ===============         =================

Net charge-offs to average outstanding
    loans during the period, annualized                           0.05%                     0.10%

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

                                                                  AT                         AT                   AT
                                                            SEPT. 30, 2008              JUNE 30, 2008       SEPT. 30, 2007
                                                        ---------------------         ----------------   ------------------
                                                                                 (Dollars in thousands)
NONPERFORMING ASSETS:
Nonaccrual loans:
    Real estate                                                  $  578                      $139               $ 1,245
    Commercial business                                             147                       162                     -
    Consumer                                                          -                         -                     6
                                                        ---------------           ---------------       ---------------
       Total                                                        725                       301                 1,251
                                                        ---------------           ---------------       ---------------
Real estate owned                                                   474                       462                   100
Other nonperforming assets                                            5                         5                     -
                                                        ---------------           ---------------       ---------------

Total nonperforming assets                                       $1,204                      $768               $ 1,351
                                                        ===============           ===============       ===============


                                                           THREE MONTHS ENDED            YEAR ENDED
                                                           SEPTEMBER 30, 2008          JUNE 30, 2008
                                                         ----------------------      ----------------
PERFORMANCE RATIOS:
Return on average assets                                          0.65%                     0.37%
Return on average equity                                          2.89%                     1.69%
Interest rate spread                                              3.35%                     3.00%
Net interest margin                                               3.94%                     3.73%
Efficiency ratio                                                 69.18%                    75.38%
Average interest-earning assets to
    average interest-bearing liabilities                        126.43%                   124.75%

ASSET QUALITY RATIOS:
Allowance for loan losses as a
    percent of total gross loans                                  0.68%                     0.65%
Allowance for loan losses as a
    percent of nonperforming loans                              270.07%                   609.97%
Nonperforming loans as a percent
    of total loans                                                0.25%                     0.11%
Nonperforming assets as a percent
    of total assets                                               0.36%                     0.23%


Contacts:

Jefferson Bancshares, Inc.
Anderson L. Smith, President and Chief Executive Officer 423-586-8421 Jane P. Hutton, Chief Financial Officer 423-586-8421